                                                                      EXHIBIT 99

RETRACTABLE TECHNOLOGIES, INC. ANNOUNCES SIGNIFICANT REVENUE INCREASE FOR 2001

LITTLE ELM, Texas, April 3, 2002--- Retractable Technologies, Inc. (AMEX: RVP) ("Retractable") a leading maker of safety needle devices, today reported record sales for the year ended December 31, 2001.

Net revenues for the year ended December 31, 2001 were $16,145,635, an increase of 67.5% over the $9,641,451 reported in 2000. The sharp growth in sales for the twelve months ended December 31, 2001 was accompanied by significant gains in operating efficiency. Gross margins for 2001 increased to 17.5% of net revenues from 8.6% a year ago.

The improvement in gross margin from 8.6% in 2000 to 17.5% in 2001 is due to the increased revenues and corresponding positive effect on reduction of unit costs achieved through higher production. A 67.5% increase in 2001 revenues over 2000 revenues resulted in a 103.5% increase in gross margin percentage. Assuming continued increases in revenue, we would expect this positive trend in the Company's gross margin to continue due to our low variable costs of production. For example, a 50% increase from our 2001 revenues would improve the gross margin from the current 17.5% to an estimated 31%, an increase of approximately 77%.

Operating expenses (excluding a one-time charge of IPO costs of $563,912) decreased $2,298,176 for the twelve months ended December 31, 2001 from the same period last year. Operating expenses (excluding IPO costs) as a percentage of net revenues decreased from 117% to 56%.

Retractable incurred expenses of $563,912 in connection with its public offering, which was declared effective by the Securities and Exchange Commission on May 3, 2001. On September 20, 2001 Retractable filed a post-effective amendment to withdraw Retractable's offering of 2,000,000 shares of common stock. Effective with the decision to withdraw this offering, Retractable expensed all deferred IPO costs, resulting in a charge in 2001 of $563,912.

For a detailed discussion of financial performance for the twelve months ended December 31, 2001, see Management's Discussion and Analysis in the Form 10-KSB filed April 1, 2002, with the Securities and Exchange Commission.

Retractable Technologies, Inc. manufactures and markets VanishPoint(R) automated retraction safety syringes and blood collection devices, which virtually eliminate health care worker exposure to accidental needlestick injuries. These revolutionary devices use a patented friction ring mechanism that causes the contaminated needle to retract automatically from the patient into the barrel of the device. VanishPoint(R) safety needle devices are distributed to the acute care hospital market by Abbott Laboratories (NYSE:ABT - news) and to the alternate care market by various specialty and general line distributors. For more information on Retractable, visit our Web site at www.vanishpoint.com.
                                                       -------------------

Forward looking statements in this press release are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 and reflect the company's current views with respect to future events. The company believes that the expectations reflected in such forward-looking statements are accurate. However, the company cannot assure you that such expectations will occur. The company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the impact of dramatic increases in demand, the company's ability to quickly increase its production capacity in the event of a dramatic increase in demand, the company's ability to access the market, the company's ability to continue to finance research and development as well as operations and expansion of production through equity and debt financing, as well as sales, the increased interest of larger market players in providing safety needle devices and other risks and uncertainties that are detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission.

RETRACTABLE TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                        December 31,
                                                                -----------------------------
ASSETS                                                              2001              2000
                                                                -----------       -----------
Current assets:
   Cash and cash equivalents                                    $ 1,220,244       $ 3,727,682
   Accounts receivable, net                                       1,585,024         2,325,252
   Inventories, net                                               3,218,786         1,575,636
   Other current assets                                             245,555           426,758
                                                                -----------       -----------
     Total current assets                                         6,269,609         8,055,328

   Property, plant and equipment, net                            11,740,464        11,902,792
   Intangible assets and deferred charges, net                      530,378           529,803
                                                                -----------       -----------
     Total assets                                               $18,540,451       $20,487,923
                                                                ===========       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                             $ 3,917,650       $ 1,868,357
   Current portion of long-term debt                                686,402           471,676
   Accrued compensation                                             399,149           339,431
   Marketing fees payable                                         2,517,341         1,937,072
   Accrued royalties                                              1,019,050           198,941
   Other accrued liabilities                                        259,184           623,414
                                                                -----------       -----------
     Total current liabilities                                    8,798,776         5,438,891
                                                                -----------       -----------

Long-term debt, net of current maturities                         9,579,053         7,680,130
                                                                -----------       -----------

Stockholders' equity:
   Preferred stock $1 par value:
     Class A                                                      1,101,500         1,826,500
     Series I, Class B                                              261,900           366,400
     Series II, Class B                                             431,000           489,250
     Series III, Class B                                            158,245           158,245
     Series IV, Class B                                           1,066,000         1,066,000
   Additional paid-in capital                                    37,671,513        36,774,763
   Accumulated deficit                                          (40,527,536)      (33,312,256)
                                                                -----------       -----------
     Total stockholders' equity                                     162,622         7,368,902
                                                                -----------       -----------
       Total liabilities and stockholders' equity               $18,540,451       $20,487,923
                                                                ===========       ===========


RETRACTABLE TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS

                                                                       Years ended December 31,
                                                            -----------------------------------------------
                                                               2001              2000              1999
                                                            -----------     -------------     -------------

Sales, net                                                  $16,145,635     $   9,641,451     $   3,375,158
Cost of sales                                                13,322,965         8,815,939         2,331,070
                                                            -----------     -------------     -------------
     Gross margin                                             2,822,670           825,512         1,044,088
                                                            -----------     -------------     -------------

Operating expenses:
   Preproduction manufacturing                                        -           627,200         1,837,830
   Sales and marketing                                        4,066,433         4,955,456         3,742,779
   Research and development                                     756,542           899,149           842,062
   General and administrative                                 4,149,389         4,788,735         2,863,989
   Deferred IPO expenses                                        563,912                 -                 -
                                                            -----------     -------------     -------------
     Total operating expenses                                 9,536,276        11,270,540         9,286,660
                                                            -----------     -------------     -------------

     Loss from operations                                    (6,713,606)      (10,445,028)       (8,242,572)

Interest income                                                  51,943           204,195           122,028
Interest expense, net                                          (553,617)         (203,776)         (112,964)
                                                            -----------     -------------     -------------
     Net loss                                                (7,215,280)      (10,444,609)       (8,233,508)

     Preferred stock dividend requirements                   (2,023,954)       (3,719,839)       (2,999,848)
                                                            -----------     -------------     -------------
     Net loss applicable to common shareholders             $(9,239,234)     $(14,164,448)     $(11,233,356)
                                                            ===========      ============      ============

     Net loss per share (basic and diluted)                 $      (.47)     $       (.96)     $       (.80)
                                                            ===========      ============      ============

     Weighted average common shares outstanding              19,774,006        14,716,190        14,000,000
                                                            ===========      ============      ============

------------------------------------------

Investor Contact: Douglas W. Cowan         Media Contact: Phillip L. Zweig
Chief Financial Officer                    Communications Director
(888) 806-2626 or (972) 294-1010           (212)490-0811 or (214)912-7415 (cell)
rtifinancial@vanishpoint.com               plzweig@aol.com
----------------------------               ---------------